UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

On April 16, 2021, prior to the purchase of all outstanding equity interests of Comstock IP Holdings LLC (f/k/a Plain Sight Innovations LLC) (“Comstock IP”) by Comstock Inc. (the “Company”), Comstock IP entered into the following agreements with American Science and Technology Corporation (“AST”): (i) the First License Agreement, (ii) the Second License Agreement, (iii) the Third License Agreement (collectively, the three license agreements are referred to herein as the “License Agreements”), and (iv) an Asset Purchase Agreement between Comstock IP and AST (the “Asset Purchase Agreement”).

Pursuant to the License Agreements, Comstock IP licensed certain IP from AST, in part, for a royalty fee equal to 1.0% of the gross revenue from the License Agreements (the “License Consideration”).

Pursuant to the Asset Purchase Agreement, Comstock IP was to purchase substantially all of AST’s assets in exchange for a purchase price of $3,920,000 in cash, payable in $35,000 monthly installments from May 1, 2022 to April 30, 2023, and two payments of $1,750,000, one each on April 30, 2023 and April 30, 2024, respectively (the “Purchase Consideration”).

On April 2, 2024, after the purchase of all outstanding equity interests of Comstock IP by the Company, the parties amended the License Agreements and the Asset Purchase Agreement (the “First License Agreement Amendments”) to amend the Purchase Consideration and License Consideration such that payment obligations would be paid in the Company’s common stock.

The Purchase Consideration was replaced with the following: (i) 4,975,000 shares of the Company’s common stock, and (ii) cash in an amount equal to $3,500,000 minus the net cash proceeds AST received from the sale of Company shares, plus accrued interest on $3,500,000 at a rate of 12% per annum, with interest starting on May 1, 2024 and calculated pursuant to the terms of the License Agreement Amendments (the “True Up Payment).

Second License Agreement Amendments

On March 20, 2025, the parties amended the First License Agreement Amendments (the “Second License Agreement Amendments”) to supplement the Purchase Consideration and License Consideration such that additional consideration was delivered in the form of the Company’s common stock.

The Purchase Consideration was amended to provide the following: (i) within 5 business days of the effective date of the Second License Agreement Amendments, the Company is to issue 985,000 shares of the Company’s common stock to AST, (ii) on or before November 15, 2025, Comstock IP is to pay AST an amount equal to $2,935,386 minus the net cash proceeds AST receives from the sale of Company shares, plus transactional expenses and capital gains incurred by AST, plus accrued interest on the remaining principal at a rate of 12% per annum, and (iii) the monthly payments payable by the Company to AST under the Asset Purchase Agreement shall be stopped. On November 15, 2025, if the value of the unsold Company shares plus the net cash proceeds received by AST with respect to the sale of Company shares exceeds the remaining closing costs then AST must return all of such excess LODE shares and/or cash to the Company.

The foregoing description of the Second License Agreement Amendments is qualified in its entirety by reference to the full text of the Second License Agreement Amendments, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to License Agreements
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK INC.

Date: March 25, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman and Chief Executive Officer